EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Andrew R. Skobe, Chief Financial Officer (Principal Financial Officer) of Icahn Enterprises G.P. Inc., the General Partner of Icahn Enterprises L.P. (the “Registrant”), certify that, to the best of my knowledge, based upon a review of the Icahn Enterprises L.P., quarterly report on Form 10-Q for the period ended March 31, 2008 of the Registrant (the “Report”):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Andrew R. Skobe
Andrew R. Skobe
Principal Financial Officer of Icahn Enterprises G.P. Inc., the General Partner of Icahn Enterprises L.P.

Date: May 12, 2008